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                         RESEARCH AND LICENSE AGREEMENT

                                     BETWEEN

                INNOVATIVE THERAPEUTICS, INC. AND ENTREMED, INC.







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Article 1 --   Definitions . . . . . . . . . . . . . . . . . . . . . . . . 1
Article 2 --   The Work. . . . . . . . . . . . . . . . . . . . . . . . . . 4
Article 3 --   Grant of License. . . . . . . . . . . . . . . . . . . . . . 6
Article 4 --   Right of First Refusal on Products Outside the Field. . . . 10
Article 5 --   Representations and Warranties. . . . . . . . . . . . . . . 11
Article 6 --   Patent Prosecution and Infringement.. . . . . . . . . . . . 13
Article 7 --   Indemnification . . . . . . . . . . . . . . . . . . . . . . 15
Article 8 --   Confidentiality . . . . . . . . . . . . . . . . . . . . . . 15
Article 9 --   Term and Termination. . . . . . . . . . . . . . . . . . . . 17
Article 10 --  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . 19
Article 11 --  Captions. . . . . . . . . . . . . . . . . . . . . . . . . . 19
Article 12 --  Restrictions on Use of Names. . . . . . . . . . . . . . . . 19
Article 13 --  Independent Contractor. . . . . . . . . . . . . . . . . . . 20
Article 14 --  Severability. . . . . . . . . . . . . . . . . . . . . . . . 20
Article 15 --  Assignments and Sublicenses . . . . . . . . . . . . . . . . 20
Article 16 --  Force Majeure . . . . . . . . . . . . . . . . . . . . . . . 21
Article 17 --  Obligations to NJC. . . . . . . . . . . . . . . . . . . . . 22
Article 18 --  Modifications in Writing. . . . . . . . . . . . . . . . . . 22
Article 19 --  Governing Law . . . . . . . . . . . . . . . . . . . . . . . 22
Article 20 --  Construction. . . . . . . . . . . . . . . . . . . . . . . . 23
Article 21 --  Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . 23

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                  RESEARCH AND LICENSE AGREEMENT

  THIS AGREEMENT, effective as of August __, 1993 (the
"Effective Date") between ENTREMED, INC., a Delaware corporation, with its principal place of business at 9610 Medical Center Drive, Suite 200, Rockville, Maryland 20850, (hereinafter referred to as "ENTREMED") and INNOVATIVE THERAPEUTICS, INC., a Delaware corporation, with its principal place of business at 4860 N. Broadway, Denver, Colorado 80216 (hereinafter referred to as "INNOVATIVE").


                           WITNESSETH:

  WHEREAS, INNOVATIVE has an exclusive worldwide license from National Jewish Center for Immunology and Respiratory Medicine to technology related to Transfer Factor; and

  WHEREAS, ENTREMED desires to contribute to the funding of INNOVATIVE'S attempts to produce and purify Transfer Factor, to perform efficacy tests and chemical analyses of the Transfer Factor, and to complete all of the steps through the drafting of the protocol for human clinical trials for the Transfer Factor (the "Work," as further defined below) in exchange for certain rights in the technology upon the terms and conditions hereinafter set forth;

  WHEREAS, ENTREMED desires to obtain an exclusive worldwide license from INNOVATIVE to the technology related to Transfer
Factor; and

  NOW, THEREFORE, in consideration of the mutual covenants herein contained and intending to be legally bound hereby, the parties hereto agree as follows:

                     ARTICLE 1 -- DEFINITIONS

  As used in this Agreement, the following terms shall have the meanings as set forth below:

  1.1   "FIELD" shall means Herpes Simplex I and Herpes
        Simplex II indications.

  1.2 "KNOW-HOW" shall mean inventions, whether or not patentable, information, data, knowledge, method, procedure, process, or other subject matter now or hereafter within the knowledge and possession of INNOVATIVE which arises out of or in connection with Phase I of the Work or which otherwise contributes in whole or in part to the Patents in the Field and the use of the Transfer Factor in the Field.

  1.3 "NET SALES" shall mean the gross amount invoiced for all sales, uses, leases, or transfers of Products by ENTREMED or its Affiliates less:

        1.3.1 transportation and related charges actually paid or granted;

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        1.3.2  ordinary and usual trade, quantity, cash or
               other discounts and independent brokers' or independent agents' commissions, if any, paid to independent parties in arms-length transactions;

        1.3.3 credits made or given on account for rejects and returns;

        1.3.4 any tax or govermental charge directly on the sale, transportation, use or delivery of products actually paid and not recovered from the purchaser in U.S. income tax credits and separate from the purchase price or license fee;

        1.3.5 rebates, accrued, incurred or paid to Federal Medicaid or State Medicare, or other Federal Health Program and amounts exactly repaid or credited by reason of rejections or the return of products (due to recalls, dating or other reasons) and retroactive deductions.

  For the purpose of this definition of Net Sales, products shall be considered "sold" and royalties shall be due under this Agreement when products are invoiced, shipped, or transferred, whichever occurs first. All uses, sales and transfers of products by ENTREMED, its affiliates, and sublicensees shall be royalty bearing or considered as such for the purpose of calculating royalties under this Agreement. All such uses, sales and transfers shall be for a fair consideration reasonably determined in arms-length transactions.

  1.4   "NJC" shall mean National Jewish Center for
        Immunology and Respiratory Medicine located at 1400
        Jackson Street, Denver, Colorado 80206.

  1.5 "NJC AGREEMENT" shall mean the Agreement between NJC and Innovative Therapeutics dated August 20, 1991, and is attached hereto as Exhibit B.

  1.6 "PRODUCTS" shall mean Transfer Factor preparations covered by the Patents.

  1.7   "PATENTS" shall mean:

        1.7.1 U.S. Patent Application Serial No. 07/718,571, filed June 26, 1991, entitled "Transfer Factor and Methods of Use," which is a continuation-in-part of U.S. Patent Application Serial No. 07/547,500, filed July 2, 1990, entitled "Process for Obtaining Pure Peptide Transfer Factor, Transfer Factor thus Obtained and Uses Thereof," now abandoned.

        1.7.2 Any U.S. patent issued as a result of the foregoing applications and any division, continuation or continuation-in-part, or reissue of such application or patent issued thereon;

        1.7.3 Any U.S. patent that may be filed directed to Transfer Factor or otherwise arising out of the Work;

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               1.7.4     any patent applications filed or patent
                         issued outside the United States which
                         is the counterpart of any of the
                         foregoing.


  1.8 "PHASE I OF THE WORK" shall mean the production of the Transfer Factor in a quantity sufficient for purification; the purification of the Transfer Factor by immunoaffinity chromatography and biochemical parameters, as appropriate; the performance of efficacy studies on the purified transfer factor material in experimental models of Herpes Simplex virus infections; the performance of chemical analyses of the purified Transfer Factor, including amino acid composition, peptide mapping and sequencing.

  1.9 "PHASE 1 OF THE WORK" shall mean the synthesis of peptides of known sequence which are identical to naturally derived Transfer Factor and demonstrating the efficacy of the Transfer Factor in an IN VIVO animal model and may include the drafting of protocols for human clinical trials of Transfer
        Factor.

  1.10  "TERRITORY" shall mean the entire world.

  1.11 "TRANSFER FACTOR" shall mean a molecule capable of transferring cell mediated immunity which is disclosed and claimed in U.S. Patent Application
        Serial No. 07/718,571.

  1.12 "WORK" shall mean Phase I of the Work and Phase II of the Work, collectively, together with such additional research and development activities as agreed to by the parties.

                      ARTICLE 2 -- THE WORK

  2.1   PAYMENT. ENTREMED shall pay INNOVATIVE Two Hundred
  Fifty Thousand Dollars ($250,000) in accordance with
  Exhibit A for the purpose of funding the completion of Phase I of the Work.

  2.2 REPORTING - RESEARCH COOPERATION. INNOVATIVE shall, on approximately a quarterly basis, provide ENTREMED wifh informal written reports, describing the progress on Phase I of the Work. In any event, INNOVATIVE shall provide such written report to ENTREMED approximately two weeks in advance of the next payment due from ENTREMED. In addition, ENTREMED shall be entitled to obtain regular updates by telephone on the progress of Phase I of the Work. Also during this period, both parties' technical personnel shall collaborate and exchange ideas and information as necessary and appropriate to facilitate Phase I of the Work, and ENTREMED's personnel shall be entitled to Visit INNOVATIVE's facilities in connection with such collaboration.

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  2.3   COMPLETION OF PHASE I OF THE WORK.  Phase I of the
        Work shall be deemed to have been completed upon the delivery of a final report describing the results of the efficacy studies on the purified transfer factor material in experimental models of Herpes Simplex virus infections, together with the results of chemical analyses of the purified Transfer Factor, including amino acid composition, and peptide mapping and sequencing.

  2.4 PHASE II OF THE WORK. During Phase I of the Work, INNOVATIVE and ENTREMED shall work together to prepare a detailed written plan and budget for Phase II of the Work. Upon completion of the plan and budget, ENTREMED shall have thirty (30) days to determine whether it will provide INNOVATIVE with the required funding as described in the plan budget for the completion of Phase II of the Work. ENTREMED shall provide INNOVATIVE with written notice of its decision within such thirty (30) day period (the "Notice). In the event that ENTREMED declines to participate in the funding of Phase II of the Work, or ceases funding during but prior to completion of Phase II of the Work, then this Agreement shall terminate pursuant to 9.2 below. During the term of this Agreement, ENTREMED shall be entitled to a right of first refusal for licenses for Products outside the Field under the Patents and the Know-How pursuant to Article 4 below.

  2.5   BEST EFFORTS.  If ENTREMED elects to enter into Phase
        11 of the Work, ENTREMED agrees to use its best efforts to bring the Product to market and to exploit and market the Product worldwide.

  2.6 OWNERSHIP OF INTELLECTUAL PROPERTY. Except as otherwise expressly provided in this Agreement, INNOVATIVE or NJC, as applicable, shall retain all of their respective rights, title and interest in and to and ownership of all copyrights, trademarks, trade secrets, patents and all other industrial and intellectual property embodied in the Transfer Factor, Patents and the Know-How, including any improvements or enhancements thereto. Except as otherwise expressly provided in this Agreement or other agreements between ENTREMED and NJC, ENTREMED has no right, title or interest in the Transfer Factor, Patents or the Know-How or any industrial or intellectual property relating thereto, and shall not reproduce or otherwise use, in whole or in part, the Transfer Factor, Patents or the Know-How. Except as otherwise expressly provided in this Agreement, ENTREMED shall keep each and every item to which INNOVATIVE or NJC retains title free and clear of all claims, liens, and encumbrances except those of INNOVATIVE or NJC, and any act of ENTREMED, voluntary or involuntary, purporting to create a claim, lien, or encumbrance on such item shall be void.

                   ARTICLE 3 -- GRANT OF LICENSE

  3.1 LICENSE GRANT. INNOVATIVE hereby grants ENTREMED an exclusive license, under the Patents and the Know-How, to make, have made, use and sell any and all

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  Products and to practice processes and methods under
  Patents within the Field in the Territory. Subject to the conditions in Article 9, the license shall expire upon the expiration date of the last to expire of the Patents .

  3.2 RIGHT TO GRANT SUBLICENSES. ENMEMED has the right to grant sublicenses under the Patents and the Know-How, to make, have made, use, and sell any and all Products and to practice processes and methods under Patents in the Territory provided that INNOVATIVE be informed by written notice of the identity of any prospective Sublicensee. INNOVATIVE shall have the right to approve of said Sublicensee. Such approval shall not be unreasonably withheld. If INNOVATIVE does not object in writing within forty-five (45) days of said written notice, approval shall be presumed conclusively to have been given.

  3.3   ROYALIES AND PAYMENTS

        3.3.1 MINIMUM ROYALTIES. In partial consideration for the license granted hereunder, ENTREMED shall pay minimum royalties to INNOVATIVE.
               Such minimum royalty shall be negotiated no later than the filing of a New Drug Application
               (NDA) with the Food and Drug Administration.
               To the extent the minimum royalties paid are in excess of the royalties earned, such excess shall be credited to the next royalties due which are not required to be paid as a part of any minimum royalties.

        3.3.2 ROYALTIES. In partial consideration for the license granted hereunder, ENTREMED shall pay royalties to INNOVATIVE of six percent (6%) of Net Sales of Product incorporating a Transfer Factor specific for a Herpes Simplex I or Herpes Simplex II antigen. If INNOVATIVE is required to pay a royalty to NJC on the sale of any product by ENTREMED, ENTREMED will pay INNOVATIVE an additional royalty of two percent (2%) of Net Sales. In the event that ENTREMED issues a royalty-bearing license to a sublicensee, then ENTREMED shall pay INNOVATIVE a royalty of 35% of revenues received from such sublicensee. Sales of a Product shall be subject to only one royalty to INNOVATIVE under this Agreement, regardless of the number of Patents or claims thereof applicable to the manufacture or sale of such Product. No royalties as set forth in this Article shall be payable on sales for resales between or among ENTREMED and/or its affiliates, subsidiaries or sublicensees, the final sale to a third party alone being used for the purpose of determining the royalty payments due hereunder.

        3.3.3 MANNER OF PAYMENT. Payment of royalties specified in Sections 3.11 and shall be made by ENTREMED to INNOVATIVE within thirty (30) days after March 31, June 30, September 30, and December 31, of each year during the term of this License Agreement covering the payments received during the preceding calendar quarter. The last such payment shall be made

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                   within forty-five (45) days after termination of this
                   Agreement. Except as otherwise stated herein, all payments to be made under this Article shall be paid in United States dollars in Rockville, Maryland, or at such other place and in such other way, as INNOVATIVE may reasonably designate, without deduction of exchange, collection or other charges. A royalty shall be paid on product and method when appropriate as where a Product is sold and a method licensed.

         3.3.4 ROYALTIES ACCRUED IN FOREIGN COUNTRIES. Royalties on the Net Sales of Products shall accrue and be computed in the currency of the country in which such sales shall have been made by ENTREMED or its sublicensees and such royalties shall be payable in United States dollars, using as the rate of exchange the prevailing official selling rate in United States dollars as stated in the Wall Street Journal (New York Edition) as of the last day of the ninety (90) day period referred to in Article 3.3.3 above. If at any time, legal restrictions prevent the prompt remittance of part or all royalties with respect to any jurisdiction where the Products are sold, ENTREMED and its sublicensees shall have the right to make such payments by depositing the amount thereof in local currency to INNOVATIVE's account in a bank or depository in such jurisdiction. If any Amount so deposited has not been remitted after a period of two (2) years, ENTREMED shall pay INNOVATIVE the U.S. dollar equivalent of such amount (determined as provided in Article
                   3.3.4 as of the date of deposit) and the amount so deposited shall become the property of ENTREMED.

         3.3.5 TAXES. Any and all taxes levied by proper taxing authority and paid by ENTREMED on account of royalties accruing to INNOVATIVE under this Agreement, remittable from a country in which provision is made in the law or by regulation for withholding of taxes, may be deducted from such royalty paid by ENTREMED, provided that proof of payment is provided to INNOVATIVE as evidence of such payment.

         3.3.6 LATE PAYMENT. In the event that any payment due hereunder is not made when due, the payment shall accrue interest beginning on the first date following the due date as herein specified, calculated at the ANNUAL rate of the sum of (a) three percent (3%) plus (b), the prime interest rate quoted by the Wall Street Journal on the date said payment is due the interest being compounded on the last day of each calendar quarter, provided that in no event shall said annual rate exceed the maximum legal interest rate in Colorado. The payment of such interest shall not foreclose INNOVATIVE from exercising any other rights it may have as a consequence of the lateness of any payment.

         3.3.7 RECORDS - AUDIT RIGHTS. ENTREMED shall keep true books of account

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                   containing an accurate record of all data necessary for the determination of the amounts payable under Article 3.3.2 hereof. Said records shall be kept at ENTREMED's principal place of business or the principal place of business of the appropriate division of ENTREMED to which this Agreement relates. Said records shall be available for inspection by a certified public accountant, selected by INNOVATIVE and reasonably acceptable to ENTREMED, during regular business hours for five (5) years following the end of the calendar year to which they pertain in order to allow INNOVATIVE to ascertain the correctness of any report and/or payment made under this Agreement. Said inspection shall be at INNOVATIVE's expense, unless the inspection reveals that ENTREMED underpaid by five percent (5%) or more, in which case the inspection's reasonable cost shall be ENTREMED'S responsibility. The provision of this Section 3.3.7 shall survive termination of this Agreement.

         3.3.8 REPORTS. Within forty-five (45) days after March 31, June 30, September 30, and December 31, of each year in which this Agreement is in effect after the first commercial sale of a Product, ENTREMED shall deliver to INNOVATIVE full, true and accurate reports of its activities and the activities of its sublicensee(s), if any, relating to this Agreement during the preceding three month period. Each such report shall be accompanied by the royalty payments due and payable as provided for in Section 3.3.2. If no royalties are due, ENTREMED shall so report. Reports shall include at least the following information relating to the Product made, used or sold pursuant to the rights to be granted herein:

                   (1) the quantity of such Product manufactured, used and sold or methods performed;

                   (2) the total billings for such Product sold, where applicable;

                   (3)  the deductions applicable to a determination of Net
                        Sales;

                   (4)  the total royalties due.


              ARTICLE 4 -- RIGHT OF FIRST REFUSAL ON PRODUCTS OUTSIDE THE FIELD

    4.1 PRODUCTS OUTSIDE THE FIELD. For Products outside the Field, INNOVATIVE shall present to ENTREMED a proposal to develop the Product outside the Field. Such proposal shall include a budget and timetable for completing the development of the Product. ENTREMED shall notify INNOVATIVE within 30 days whether ENTREMED shall elect to license the Product. If ENTREMED elects to license the Product, the parties agree to modify this Agreement to expand the Field to include such Product and to otherwise grant to ENTREMED the exclusive license under the Patents and Know-How with respect to such Product. ENTREMED also agrees to enter into a sponsored research agreement under which that Product will be developed; which efforts will be considered a part of the "Work" as used in this Agreement.

    4.2 THIRD PARTY NEGOTIATIONS. If ENTREMED elects not to license the Product outside the Field as provided in Section 4.1 above, INNOVATIVE shall, during the 60 day period following ENTREMED's decision not to license the Product, be free to grant such rights to third parties on terms that are not substantially more favorable to any such third party than those offered to ENTREMED. Thereafter, INNOVATIVE shall be free to grant a license on the Product to a third party free of any restrictions.

                   ARTICLE 5 -- REPRESENTATIONS AND WARRANTIES

    5.1  INNOVATIVE WARRANTIES.  INNOVATIVE hereby warrants the following:

         5.1.1 the execution and delivery of this Agreement by INNOVATIVE have been duly and validly authorized and this Agreement constitutes a legal, valid and binding obligation of INNOVATIVE enforceable in accordance with its terms. The execution and delivery and performance of this Agreement do not conflict with or violate any charter document or any contract binding upon INNOVATIVE or the technology licensed hereunder.

         5.1.2 that INNOVATIVE has not received notice of any asserted or unasserted claim that any of the Patents or Know-How infringes upon any third party's know-how, patent or other intellectual property rights.

         5.1.3 that INNOVATIVE is the exclusive owner or licensee of all rights in and to the Patents and Know-How. INNOVATIVE warrants that all Patents and Know-How are free and clear of all liens and encumbrances except as granted herein.

         5.1.4 that INNOVATIVE, upon execution of this agreement, will give notice to NJC as described in Article 3, Section 1 (b) of the NJC Agreement, of the potential issuance of stock under
                   Article 9.2 of this Agreement.

    5.2 ENTREMED WARRANTIES. ENTREMED hereby warrants the execution and delivery of this Agreement by ENTREMED have been duly and validly authorized and this Agreement constitutes a legal, valid and binding obligation of ENTREMED enforceable in accordance with its terms. The execution and delivery and performance of this Agreement do not conflict with or violate any charter document or any contract binding upon ENTREMED.

    5.3  LIMITATION ON WARRANTIES.  EXCEPT AS OTHERWISE PROVIDED IN THIS

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         AGREEMENT, INNOVATIVE MAKES NO WARRANTY, EXPRESS OR IMPLIED,
         INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OR MERCHANTABILITY OR OF FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO ANY PATENT, TRADEMARK, SOFTWARE, NON-PUBLIC OR OTHER INFORMATION, OR TANGIBLE RESEARCH PROPERTY, LICENSED OR OTHERWISE PROVIDED TO ENTREMED HEREUNDER, EXCEPT AS GOVERNED BY THIS AGREEMENT, AND HEREBY DISCLAIMS THE SAME. INNOVATIVE DOES NOT WARRANT THE VALIDITY OF THE LICENSED PATENTS HEREUNDER AND MAKES NO REPRESENTATION WHATSOEVER WITH REGARD TO THE SCOPE OF THE LICENSED PATENTS, OR THAT SUCH LICENSED PATENTS MAY BE EXPLOITED BY LICENSEE, AFFILIATE OR SUBLICENSEE WITHOUT INFRINGING OTHER PATENTS. INNOVATIVE MAKES NO REPRESENTATION THAT ANY BIOLOGICAL MATERIALS LICENSED HEREUNDER ARE FREE FROM LIABILITY FOR PATENT INFRINGEMENT.

                   ARTICLE 6 -- PATENT PROSECUTION AND INFRINGEMENT.

    6.1  Subject to the reimbursement of foreign filing costs as outlined in
         Section 6.2, INNOVATIVE shall be responsible for prosecution of all Patents and shall be responsible for all costs related to prosecution of the Patents.

    6.2 ENTREMED shall reimburse INNOVATIVE for the costs related to entering national phase for International Application No. PCT/US91/04779. The total cost for entering National Phase is $30,946.62.

    6.3 The parties shall each give prompt notice to the other of any possible infringement of the Patents or Know-How by third parties as may come to its knowledge. ENTREMED shall have the right, but not the obligation, to prosecute any such infringement. If ENTREMED has not within six (6) months of the date it was notified or otherwise becomes aware of an infringement, either terminated such infringement, abated such infringement by granting a sublicense, at initiated legal action against the infringer, INNOVATIVE shall have the right, but not the obligation, to prosecute an action against the infringer.

    6.4 Either party instituting the action may join the other party as a plaintiff in such proceeding if necessary to prosecute such actions, but shall indemnify and hold harmless the party so joined against attorneys' fees, court costs or damages resulting from the use of such party's name in the action.

    6.5 Any party that has instituted an action in accordance with the provisions of this Article 6 shall have sole authority to prosecute, settle and compromise the claim without the consent of the other party as long as such other party is not required to make any monetary payment, transfer any rights in or to the Patents or the Know-How, or become subject to an injunction. ENTREMED shall not enter into any settlement that effects INNOVATIVE's rights or interests without INNOVATIVE's prior written consent,

    6.6 Any settlement amount or monetary damages awarded and actually received in any such proceeding shall be applied, first, to reimburse the prosecuting party for its costs and expenses (including attorneys' fees and expenses) incurred as a result of such prosecution. Of the remainder, (i) INNOVATIVE shall receive an amount equal to such remainder times a fraction, the numerator of which is.06 (or .08 if a royalty payment is then due NJC), and the denominator of which is the then prevailing royalty rate payable by sublicensees (if any) of ENTREMED for the sale of Product under the Patents or the Know-How of the same general type manufactured or sold by the alleged infringer, and ENTREMED shall receive the balance, or (ii) if no sublicensees then exist, INNOVATIVE shall receive six percent (6%) (or eight percent (8%) if a royalty payment is then due NJC) of the Assumed Net Sales (as defined herein) of such Product sold by the alleged infringer, and ENTREMED shall receive the balance "Assumed Net Sales" shall mean ENTREMED's reasonable estimate of the Net Sales by ENTREMED required to generate net operating income to ENTREMED equal to the remainder.

    6.7 PATENT INFRINGEMENT BY ENTREMED. If, in order to make, use or sell a product under the Patents or the Know-How, ENTREMED is accused of infringing a patent owned by a third party, ENTREMED shall have the right either to terminate the corresponding license and related royalty payments with regard to the country or countries in which the accused infringement occurs; or after consultation with INNOVATIVE, enter into negotiations with such other party to obtain rights under the third party patent. If, in obtaining such rights and after consultation with INNOVATIVE, ENTREMED is required to make payments to a third party in consideration for rights under a patent owned or controlled by said third party, the royalties payable to INNOVATIVE on sales in the country in which ENTREMED has obtained such rights shall be reduced by the amount of said payment, except that the royalty payable to INNOVATIVE shall not be reduced to less than one percent, or three percent if a royalty payment is due to NJC, of Net Sales of the product at issue in that jurisdiction.

                             ARTICLE 7 -- INDEMNIFICATION

    7.1 INDEMNIFICATION BY ENTREMED. ENTREMED hereby indemnifies and agrees to hold INNOVATIVE and its affiliates, employees, directors and agents harmless from any claims, demands, suits or causes of action, including all judgments, damages and costs (including reasonable attorneys' fees) resulting therefrom, arising out of the use, manufacture, sale, storage or advertising of any Product by ENTREMED or its affiliates or its sublicensees, sold pursuant to the Patents or the Know-How.

    7.2 In the event any such action is commenced or claim made or threatened against INNOVATIVE, INNOVATIVE shall notify ENTREMED of such event. ENTREMED shall assume the defense of, and may settle, that part of any such claim or action commenced or made against INNOVATIVE which relates to ENTREMED'S indemnification and ENTREMED may take such other steps as may be necessary to protect itself. ENTREMED shall not be liable to INNOVATIVE on account of any settlement of any such claim or litigation affected without ENTREMED's consent.

                             ARTICLE 8 - CONFIDENTIALITY

    8.1 OBLIGATION. Each party acknowledges that certain proprietary information relating to the Transfer Factor, Patents and Know-How, as well as the design, development, manufacture, operation and marketing of Product made, used or sold under the Patents and the Know-How, in addition to the business, plans, customers, Product and related information of the other party (the "Confidential Information"), will be disclosed by the other party during the course of the parties' business relationship. During the term of this Agreement, and thereafter, each party will maintain in confidence all Confidential Information disclosed by the other, and will not use, disclose or grant use of such Confidential Information except as expressly authorized by this Agreement. Each party will use at least the same standard of care as it uses to protect its own trade secrets or proprietary information to ensure that such employees, agents and consultants do not disclose or make any unauthorized use of such Confidential Information. Each party will use its best efforts to apprise its employees, agents and consultants of the confidential nature of the information disclosed to them pursuant to this Agreement. Each party will promptly notify the other upon discovery of any unauthorized use or disclosure of the Confidential Information. All tangible forms of Confidential Information that is disclosed by either party shall be clearly marked "Confidential" or "Proprietary" and any Confidential Information disclosed orally or visually by either party shall be confirmed in writing to the recipient no later that fourteen (14) days after the disclosure of the Confidential Information.

    8.2  EXCLUSIONS.    Confidential Information shall not include any
                        information which:

         8.2.1 was already known to the receiving party, other than under an obligation of confidentiality, at the time of disclosure by the other party and can be shown by written records;

         8.2.2 was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving party;

         8.2.3 became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving party in breach of this Agreement;

         8.2.4 was disclosed to the receiving party, other than under an obligation of confidentiality, by a third party who had no obligation to the other party not to disclose such information to others;

         8.2.5 is required to be disclosed in a judicial or administrative proceeding after all reasonable legal remedies for maintaining such information in confidence have been exhausted;

         8.2.6 is shown by the recipient to be independently developed by the recipient or third party.

                           ARTICLE 9 - TERM AND TERMINATION

    9.1 TERM. UNLESS EARLIER TERMINATED AS HEREINAFTER PROVIDED, THIS AGREEMENT SHALL REMAIN IN FULL FORCE AND EFFECT FOR THE LIFE OF THE LAST TO EXPIRE PATENT ISSUED UNDER THE PATENTS.

    9.2 TERMINATION OF LICENSE AGREEMENT BY ENTREMED AFTER PHASE I. IF ENTREMED CHOOSES TO NOT FUND PHASE II OF THE WORK OR CEASES TO FUND DURING BUT PRIOR TO COMPLETION OF PHASE II OF THE WORK, THE LICENSE GRANTED TO ENTREMED HEREUNDER FOR EXCLUSIVE RIGHTS TO THE FIELD SHALL BE TERMINATED AND ALL RIGHTS TO THE TECHNOLOGY GRANTED TO ENTREMED SHALL REVERT BACK TO INNOVATIVE. IN CONSIDERATION OF SUCH REVERSION, ENTREMED SHALL THEN BE GRANTED SHARES OF COMMON STOCK OF INNOVATIVE IN AN AMOUNT EQUAL TO TWENTY PERCENT (20%) OF THE INNOVATIVE OUTSTANDING COMMON STOCK, ON A FULLY DILUTED BASIS AND AFTER ISSUANCE OF SUCH SHARES. SUCH SHARES SHALL BE FULLY TRANSFERABLE (SUBJECT TO APPLICABLE SECURITIES LAWS).

    9.3 TERMINATION WITHOUT CURE. NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, EITHER PARTY SHALL HAVE THE RIGHT, IN ADDITION AND WITHOUT PREJUDICE TO ANY OTHER RIGHTS OR REMEDIES, TO TERMINATE THIS AGREEMENT IMMEDIATELY UPON WRITTEN NOTICE AFTER THE OCCURRENCE OF THE
         FOLLOWING:

         9.3.1 ALL OR A SUBSTANTIAL PORTION OF THE ASSETS OF THE OTHER PARTY ARE TRANSFERRED TO AN ASSIGNEE FOR THE BENEFIT OF CREDITORS, TO A RECEIVER OR TO A TRUSTEE IN BANKRUPTCY;

         9.3.2 A PROCEEDING IS COMMENCED BY OR AGAINST THE OTHER PARTY FOR RELIEF UNDER BANKRUPTCY OR SIMILAR LAWS AND SUCH PROCEEDING IS NOT DISMISSED WITHIN SIXTY (60) DAYS; OR

         9.3.3     THE OTHER PARTY IS ADJUDGED BANKRUPT.

    9.4 TERMINATION WITH CURE. IN THE EVENT EITHER PARTY DEFAULTS OR BREACHES ANY MATERIAL PROVISION OF THIS AGREEMENT,THE OTHER PARTY MAY TERMINATE THIS AGREEMENT BY GIVING THE DEFAULTING OR BREACHING PARTY NINETY (90) DAYS PRIOR WRITTEN NOTICE THEREOF, UNLESS WITHIN THE NINETY (90) DAY PERIOD REFERRED TO SUCH DEFAULT OR BREACH IS CURED IN WHICH EVENT THIS AGREEMENT SHALL CONTINUE IN FULL FORCE AND EFFECT THE SAME AS IF SUCH DEFAULT OR BREACH HAD NOT OCCURRED.


    9.5 SURVIVAL OF SUBLICENSES. TERMINATION OF THE NJC AGREEMENT OR THIS AGREEMENT UNDER SECTIONS 9.3 OR 9.4 HEREUNDER AS TO ENTREMED SHALL NOT PREJUDICE ANY SUBLICENSEE OF ENTREMED UNDER A SUBLICENSE GRANTED PRIOR TO SAID TERMINATION. IF SUCH SUBLICENSEE ASSUMES THE ROYALTY OBLIGATION UNDER ARTICLE III OF THE NJC AGREEMENT OR ARTICLE 3 OF THIS AGREEMENT WITHIN THE FIELD OF THE SUBLICENSE WITHIN THIRTY (30) DAYS AFTER NOTICE OF TERMINATION, SAID SUBLICENSEE OF ENTREMED THEREAFTER SHALL HAVE STANDING AS LICENSEE OF THE OTHER PARTY TO THE APPLICABLE LICENSE AGREEMENT. ENTREMED'S SUBLICENSEES WHICH DO NOT TAKE ADVANTAGE OF THEIR RIGHT AS DESCRIBED ABOVE, SHALL HAVE THE RIGHT TO COMPLETE ANY CONTRACTS FOR THE SALE OF PRODUCTS WHICH WERE EXECUTED PRIOR TO TERMINATION, AND TO COMPLETE THE PRODUCTION AND SALE OF PRODUCTS WHICH WERE IN PROCESS AT THE TIME OF TERMINATION, PAYING THE SAME ROYALTY AS PROVIDED HEREIN, AND PROVIDED THAT SUCH SALES SHALL BE COMPLETED WITHIN SIX (6) MONTHS OF SAID TERMINATION. TO THE EXTENT A SUBLICENSEE ASSUMES THE ROYALTY OBLIGATIONS OF INNOVATIVE UNDER THE NJC AGREEMENT, THE ROYALTIES TO INNOVATIVE SHALL BE REDUCED BY A LIKE AMOUNT.

                                 ARTICLE 10 - NOTICES

    10.1 REPORTS, NOTICES AND OTHER COMMUNICATIONS FROM INNOVATIVE TO ENTREMED AS PROVIDED FOR HEREUNDER SHALL BE SENT TO:

         JOHN HOLADAY, PH. D.
         PRESIDENT AND CEO
         ENTREMED, INC.
         9610 MEDICAL CENTER DRIVE, SUITE 200
         ROCKVILLE, MD 20850
         (301) 217-9858
         FAX: (301) 217-9594

         OR OTHER INDIVIDUALS OR ADDRESSES AS SHALL HEREAFTER BE FURNISHED BY WRITTEN NOTICE FROM ENTREMED TO INNOVATIVE.

         NOTICES OF OTHER COMMUNICATIONS FROM ENTREMED TO INNOVATIVE AS
         PROVIDED

         HEREUNDER SHALL BE SENT TO:

         CHARLES KIRKPATRICK, M.D.
         PRESIDENT
         INNOVATIVE THERAPEUTICS, INC.
         4860 NO. BROADWAY
         DENVER, CO 80216
         (303) 298-9625
         FAX: (303) 398-1806

         OR OTHER INDIVIDUALS OR ADDRESSES AS SHALL HEREAFTER BE FURNISHED BY WRITTEN NOTICE BY INNOVATIVE TO ENTREMED.

                                ARTICLE 11 - CAPTIONS

    11.1 THE CAPTIONS ARE PROVIDED FOR CONVENIENCE AND ARE NOT TO BE USED IN CONSTRUING THIS AGREEMENT.

                      ARTICLE 12 - RESTRICTIONS ON USE OF NAMES

    12.1 NEITHER PARTY SHALL USE THE OTHER'S NAME, THEIR RELATED ENTITIES AND THEIR EMPLOYEES, OR ANY ADAPTATIONS THEREOF, IN ANY PRODUCT ADVERTISING, PROMOTIONAL OR SALES LITERATURE WITHOUT THE PRIOR WRITTEN CONSENT OF THE OTHER PARTY.

                         ARTICLE 13 - INDEPENDENT CONTRACTOR

    13.1 FOR THE PURPOSE OF THIS AGREEMENT AND ALL SERVICES TO BE PROVIDED HEREUNDER, BOTH PARTIES SHALL BE, AND SHALL BE DEEMED TO BE, INDEPENDENT CONTRACTORS AND NOT AGENTS OR EMPLOYEES OF THE OTHER. NEITHER PARTY SHALL HAVE AUTHORITY TO MAKE ANY STATEMENTS, REPRESENTATIONS OR COMMITMENTS OF ANY KIND, OR TO TAKE ANY ACTION, THAT WILL BE BINDING ON THE OTHER PARTY.

                              ARTICLE 14 - SEVERABILITY

    14.1 IF ANY ONE OR MORE OF THE PROVISIONS OF THIS AGREEMENT SHALL BE HELD TO BE INVALID, ILLEGAL OR UNENFORCEABLE, THE VALIDITY, LEGALITY OR ENFORCEABILITY OF THE REMAINING PROVISIONS OF THIS AGREEMENT SHALL NOT IN ANY WAY BE AFFECTED OR IMPAIRED THEREBY.

                       ARTICLE 15 - ASSIGNMENTS AND SUBLICENSES

    15.1 EXCEPT AS OTHERWISE PROVIDED HEREIN, ENTREMED MAY ASSIGN ITS RIGHTS HEREUNDER AS PART OF THE SALE OR TRANSFER OF ITS ENTIRE BUSINESS, OR ALL OF ITS BUSINESS WHICH RELATES TO TRANSFER FACTOR, WITHOUT THE CONSENT OF INNOVATIVE AND INNOVATIVE MAY ASSIGN ITS RIGHTS TO RECEIVE ROYALTIES TO ANY AFFILIATE PROVIDED THAT ANY SUCH ASSIGNEE OF ENTREMED OR INNOVATIVE ASSUMES ALL OBLIGATIONS OF THE ASSIGNOR HEREUNDER. OTHERWISE, THIS AGREEMENT IS UNASSIGNABLE BY EITHER PARTY WITHOUT THE PRIOR WRITTEN CONSENT OF THE OTHER. NOTHING HEREIN SHALL AFFECT THE RIGHTS OF ENTREMED DERIVED FROM PERSONS OTHER THAN INNOVATIVE.

    15.2 SUBJECT TO THE RESTRICTIONS SET FORTH HEREIN, THIS AGREEMENT, AND EACH AND EVERY PROVISION HEREOF SHALL BE BINDING UPON AND SHALL INURE TO THE BENEFIT OF THE PARTIES, THEIR RESPECTIVE SUCCESSORS, SUCCESSORS-IN-TITLE, HEIRS AND ASSIGNS, AND EACH AND EVERY SUCCESSOR-IN-INTEREST TO ANY PARTY, WHETHER SUCH SUCCESSOR ACQUIRES SUCH INTEREST BY WAY OF GIFT, INHERITANCE, PURCHASE, FORECLOSURE, OR BY ANY OTHER METHOD, SHALL HOLD SUCH INTEREST SUBJECT TO ALL THE TERMS AND PROVISIONS OF THIS AGREEMENT.

    15.3 ANY SUBLICENSEE OF ENTREMED SHALL HAVE THE RIGHT TO EXERCISE AND ENFORCE THE RIGHTS OF ENTREMED HEREUNDER WITH RESPECT TO THE PRODUCTS SO SUBLICENSED.

    15.4 PROVISIONS FOR THE MINIMUM ROYALTY IN ARTICLE 3.3.1 WILL BE HONORED BY ANY SUCCESSOR IN INTEREST TO ENTREMED.

    15.5 ENTREMED AGREES THAT IT WILL NOT NEGOTIATE OR ENTER INTO ANY AGREEMENT WITH NJC AS LONG AS INNOVATIVE IS A FUNCTIONING BUSINESS.

                              ARTICLE 16 - FORCE MAJEURE

    16.1 FAILURE OF ANY PARTY TO PERFORM ITS OBLIGATIONS UNDER THIS AGREEMENT (EXCEPT THE OBLIGATION TO MAKE PAYMENTS) SHALL NOT SUBJECT SUCH PARTY TO ANY LIABILITY TO THE OTHER PARTY IF SUCH FAILURE IS CAUSED BY ANY CAUSE BEYOND THE REASONABLE CONTROL OF SUCH NONPERFORMING PARTY, INCLUDING WITHOUT LIMITATION, ACTS OF GOD, FIRE, EXPLOSION, FLOOD, DROUGHT, WAR, RIOT, SABOTAGE, EMBARGO, STRIKES OR OTHER LABOR DISTURBANCES, NATIONAL HEALTH EMERGENCY, FAILURE OF PUBLIC UTILITIES OR COMMON CARRIERS, COMPLIANCE WITH ANY ORDER OR REGULATION OF ANY GOVERNMENT ENTITY ACTING WITH COLOR OF RIGHT, OR ANY REGULATORY DELAY.

                           ARTICLE 17 - OBLIGATIONS TO NJC

    17.1 INNOVATIVE AGREES TO SATISFY ALL OBLIGATIONS TO NJC UNDER THE NJC AGREEMENT BETWEEN INNOVATIVE AND NJC. SAID NJC AGREEMENT IS IN FULL FORCE AND EFFECT AND NEITHER PARTY THERETO IS IN DEFAULT OF ANY OBLIGATIONS THEREUNDER. INNOVATIVE AGREES NOT TO MODIFY OR AMEND THE NJC AGREEMENT WITHOUT THE PRIOR WRITTEN CONSENT OF ENTREMED. IF INNOVATIVE IS UNABLE TO SATISFY AN OBLIGATION UNDER THE NJC AGREEMENT OR INNOVATIVE RECEIVES A NOTIFICATION OF DEFAULT THEREUNDER, INNOVATIVE WILL PROMPTLY NOTIFY ENTREMED OF SUCH OBLIGATION OR DEFAULT AND ENTREMED SHALL HAVE THE RIGHT OF SATISFY THE OBLIGATION OR CURE THE DEFAULT. ANY PAYMENTS MADE OR EXPENSES INCURRED BY ENTREMED TO SATISFY AN OBLIGATION OR CURE THE DEFAULT OR ATTEMPT TO DO THE SAME SHALL BE DEDUCTED FROM ROYALTIES DUE TO INNOVATIVE. INNOVATIVE ACKNOWLEDGES THAT IN THE EVENT ENTREMED SUCCEEDS TO THE RIGHTS OF INNOVATIVE, IN ACCORDANCE WITH ARTICLE 7.3 OF THE NJC AGREEMENT ANY ROYALTIES DUE INNOVATIVE WILL BE REDUCED BY THE AMOUNT OF THE PAYMENTS TO NJC.

                        ARTICLE 18 - MODIFICATIONS IN WRITING

    18.1 NO CHANGE, MODIFICATION, EXTENSION, TERMINATION OR WAIVER OF THIS AGREEMENT, OR ANY OF THE PROVISIONS HEREIN CONTAINED, SHALL BE VALID UNLESS MADE IN WRITING AND SIGNED BY A DULY AUTHORIZED REPRESENTATIVE OF EACH PARTY.

                              ARTICLE 19 - GOVERNING LAW

    19.1 THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT AND THE LEGAL RELATIONS OF THE PARTIES TO IT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF COLORADO.

                              ARTICLE 20 - CONSTRUCTION

    20.1 THE PARTIES AGREE THAT THEY HAVE PARTICIPATED EQUALLY IN THE FORMATION OF THIS AGREEMENT AND THAT THE LANGUAGE HEREIN SHOULD NOT BE PRESUMPTIVELY CONSTRUED AGAINST EITHER OF THEM.

                              ARTICLE 21 - MISCELLANEOUS

    21.1 THIS AGREEMENT, TOGETHER WITH ANY AND ALL EXHIBITS ANNEXED HERETO, SETS FORTH AND CONSTITUTES THE ENTIRE AGREEMENT BETWEEN THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF, AND SUPERSEDES ANY AND ALL PRIOR AGREEMENTS, UNDERSTANDINGS, PROMISES AND REPRESENTATIONS MADE BY EITHER PARTY TO THE OTHER CONCERNING THE SUBJECT MATTER HEREOF AND THE TERMS APPLICABLE HERETO. IT IS UNDERSTOOD BY THE PARTIES THAT THE NON-DISCLOSURE

         AGREEMENT EXECUTED BETWEEN ENTREMED AND INNOVATIVE DATED DECEMBER 1, 1992, SHALL SURVIVE THIS AGREEMENT AND REMAIN IN FULL FORCE AND EFFECT. A COPY OF THAT NON-DISCLOSURE AGREEMENT IS ATTACHED HERETO AS EXHIBIT C.

    21.2 THIS AGREEMENT MAY NOT BE RELEASED OR AMENDED EXCEPT BY A WRITTEN INSTRUMENT SIGNED BY THE PARTY TO BE BOUND.

    21.3 THIS AGREEMENT MAY BE EXECUTED IN ANY NUMBER OF COUNTERPARTS, EACH OF WHICH SHALL BE AN ORIGINAL; BUT SUCH COUNTERPARTS SHALL TOGETHER CONSTITUTE BUT ONE AND THE SAME INSTRUMENT.

    21.4 EACH PARTY HERETO AGREES TO PROMPTLY ISSUE FROM TIME TO TIME AS REASONABLY REQUESTED BY THE OTHER PARTY, ESTOPPEL CERTIFICATES AS TO THE STATUS OF THIS AGREEMENT.

    IN WITNESS WHEREOF, THE PARTIES HERETO HAVE CAUSED THIS AGREEMENT TO
BE EXECUTED IN QUADRUPLICATE BY THEIR DULY AUTHORIZED REPRESENTATIVES AS OF THE EFFECTIVE DATE.

INNOVATIVE THERAPEUTICS, INC.                    ENTREMED, INC.
By: /s/ CHARLES H. KIRKPATRICK                    BY: /s/JOHN W. HOLADAY
   ---------------------------                      --------------------------
TITLE: PRESIDENT                                  TITLE: PRESIDENT AND CEO

                                      EXHIBIT A

    FIRST PAYMENT       UPON EXECUTION OF LICENSE               $76,000
    SECOND PAYMENT      NOVEMBER 1, 1994                        $62,500
    THIRD PAYMENT       FEBRUARY 1, 1993                        $62,500
    FOURTH PAYMENT      MAY 1, 1993                             $49,000